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EXHIBIT 23.2

INDEPENDENT AUDITORS CONSENT

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-4 of UnionBanCal Corporation of our report dated February 25, 2003 on our audits of the consolidated financial statements of Business Bancorp and Subsidiaries as of December 31, 2002 and 2001, which appears in the Annual Report on Form 10-K, as amended of Business Bancorp and Subsidiaries for the year ended December 31, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ VAVRINEK, TRINE, DAY & CO., LLP Vavrinek, Trine, Day & Co., LLP
Rancho Cucamonga, California November 14, 2003

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  EXHIBIT 23.2
INDEPENDENT AUDITORS CONSENT